Exhibit 10.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Annual Report on Form 20-F of Repsol YPF, S.A. and in Registration Statements Nos. 333-12254 and 333-10668 of our report dated February 26, 2007, except for Note 40, as to which the date is May 29, 2007, relating to the consolidated annual accounts of Gas Natural, SDG, S.A. and its group companies, consisting of the consolidated balance sheet as of December 31, 2006 and 2005, the consolidated income statements, the consolidated statements of incomes and expenses recognized in the consolidated net equity, the consolidated cash flow statements and the consolidated notes for each of the three years in the period ended December 31, 2006.

/s/ PricewaterhouseCoopers Auditores, S.L.

Barcelona, Spain

June 25, 2007